Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Trina Solar Limited:

We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG

Hong Kong, China
April 24, 2015